Exhibit 99.4
                        NEW JERSEY RESOURCES CORPORATION

                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

Return your completed Automatic Cash Payment Card to:
Bank of Boston Dividend Reinvestment
Mail Stop 45-01-06
P.O. Box 1681
Boston, MA 02105-1681


I hereby authorize Bank of Boston as agent to make monthly automatic transfers of funds from my savings/checking account in the amount stated on the reverse of this form. These monthly deductions will be used to purchase shares of New Jersey Resources Corporation's Common Stock for deposit into my Plan account. I have read and acknowledge the terms of the automatic optional cash payment feature as set forth in the Plan Prospectus.

                          AUTOMATIC CASH PAYMENT CARD

                        INSTRUCTIONS FOR REVERSE SIDE OF FORM

1.       Indicate Type of Account, Checking or Savings.

2.       Indicate complete Bank Account Number.

3.       Please fill out the "Name on
         Account" as it appears on your
         account.

4.       Please fill out the complete
         name of your financial
         institution including the
         branch name and address.

5.       Please fill out the
         Transit/Routing Number (Bank
         Number) from your checking or
         savings deposit slip.

6.       Amount of Automatic Monthly
         Cash Payment:  Indicate the
         monthly amount authorized to
         transfer from your account to
         purchase New Jersey Resources
         Corporation's Common Stock
         ($25.00 monthly minimum).

7.       Please have an authorized
         representative complete the
         Financial Institution
         Certification section.

Please call Bank of Boston at 1-800-736-3001 with any questions.

Signature: __________________________________________________

Signature: ___________________________________________________
                                     Phone
Date: ______________________________ Number: _________________


Please Print All Items

1.  Type of Account  [ ]Checking  [ ]Savings       2. ________________________
                                                       Bank Account Number

    3.  _________________________________________
             Name on Account

    4.  _________________________________________  5.  ________________________
             Financial Institution                      Transit/Routing Number
                                                         (ABA #)
        _________________________________________
             Branch Street Address

        _________________________________________  6.  $____________________
             Branch City, State and Zip Code            Amount of Monthly
                                                         Deduction ($25 minimum)


Important: Enclose a voided check (if a checking account) or deposit slip (if a savings account) for account and routing number verification. Your completed initial Automatic Cash Payment Card will generally become effective within 30 to 45 days. Subsequent Automatic Cash Payment Cards which change existing arrangements must be received by Bank of Boston at least two business days prior to the first day of the month to be effective for such month's investment.

(Note: Deductions will occur one business day prior to the first day of each month.)

     7. Financial Institution Certification
        ------------------------------------

        I confirm the identify of the above-mentioned payee(s) and the account number and title. This stands to authorize that the financial institution agrees to receive and to deposit the payment named.


         ______________________________       ____________________________
         Print Representative's name          Representative's Signature